GREENLIGHT RE ANNOUNCES
THIRD QUARTER 2021 FINANCIAL RESULTS

Net loss for the quarter of $13.9 million
Fully diluted book value per share decreased 2.6% in the quarter to $13.25

GRAND CAYMAN, Cayman Islands - November 3, 2021 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its 2021 third quarter financial results. The results included:

•Net loss of $13.9 million, or $0.42 per share, compared to net income of $2.2 million, or $0.06 per share, in the third quarter of 2020.
•Combined ratio of 109.3%, compared to a combined ratio of 100.4% in the third quarter of 2020.
•Adjusted combined ratio, which excludes the impact of catastrophes, improved to 90.3%, compared to an adjusted combined ratio of 93.6% in the third quarter of 2020.
•Total investment income of $4.1 million, compared to total investment income of $6.9 million in the third quarter of 2020.
•A decrease in fully diluted book value per share of $0.35, or 2.6%, to $13.25.

The following summarizes the Company’s underwriting results for the third quarter of 2021 and 2020:

	Three months ended September 30
	2021	2020
	($ in thousands)
Gross premiums written	128,735	135,596
Net premiums earned	135,524	115,519
Underwriting income (loss)	(12,578)	(420)
Combined ratio	109.3%	100.4%

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “The high level of catastrophes in the quarter led to an underwriting loss with a combined ratio of 109.3%. Adjusted for this impact, the underlying combined ratio for the quarter was 90.3% which is a significant improvement compared to 93.6% a year ago. The underwriting loss was partly offset by a positive investment return led by our Innovations unit, which continues to deliver both strategic and economic value.”

David Einhorn, Chairman of the Board of Directors, stated, “The third quarter results do not reflect the significant progress we have made this year. With our revamped underwriting, reaffirmation of our rating, progress on Innovations and new board members, we are excited about our near-term prospects.”

Underwriting and investment results

Third quarter of 2021

Gross premiums written in the third quarter of 2021 were $128.7 million, compared to $135.6 million in the third quarter of 2020. This decrease relates primarily to motor and workers’ compensation contracts where the Company elected to reduce its exposure or non-renew. These reductions were partially offset by increases in Lloyd’s syndicate and financial lines business.

Net premiums earned were $135.5 million during the third quarter of 2021, an increase from $115.5 million in the comparable 2020 period.

The Company recognized a net underwriting loss of $12.6 million in the third quarter of 2021, compared to an underwriting loss of $0.4 million in the comparable 2020 period. Catastrophe losses from Hurricane Ida, the European floods and hailstorms, and the South African riots, generated $25.9 million of losses in the third quarter of 2021, which equated to 19.1 percentage points on the Company’s combined ratio. The primary drivers of the underwriting loss in the third quarter of 2020 were hurricanes Laura, Isaias, and Sally.

The Company’s total investment income during the third quarter of 2021 was $4.1 million. The Company’s Investment Portfolio, managed by DME Advisors, returned (2.7)%, representing a $6.2 million loss from the Solasglas fund. The Company reported $10.3 million of other investment income, primarily from its Innovations investments.

Nine months ended September 30, 2021

Gross written premiums were $440.2 million for the nine months ended September 30, 2021, an increase of $78.2 million, or 21.6%, compared to the comparable 2020 period. This growth was driven by an increase in Lloyd’s syndicate multi-line quota share contracts written during 2021.

Net premiums earned were $403.4 million for the nine months ended September 30, 2021, an increase of $68.4 million, or 20.4%, compared to the equivalent 2020 period.

The Company incurred an underwriting loss for the nine months ended September 30, 2021, of $10.0 million, which equates to a combined ratio of 102.4%. The underwriting loss for the equivalent 2020 period was $0.5 million, representing a combined ratio of 100.1%. Losses from Hurricane Ida, winter storm Uri, the European floods and hailstorms, and the South African riots were the primary contributors to the underwriting loss for the nine months ended September 30, 2021. In total, these events contributed 7.9 percentage points to the Company’s combined ratio during the period. The primary driver of the underwriting loss recognized during the comparable 2020 period was the COVID-19 pandemic.

Total investment income for the nine months ended September 30, 2021, was $24.8 million, compared to an investment loss of $22.8 million incurred during the equivalent 2020 period. The investment income for the nine months ended September 30, 2021, was due primarily to gains recognized in connection with the Company’s strategic investments. The Company’s investment in the Solasglas fund generated a loss of $4.2 million for the nine months ended September 30, 2021, compared to a loss of $34.1 million during the equivalent 2020 period.

Other items

The Company repurchased 354,411 shares during the third quarter of 2021 at an average price of $9.18 per share. As of September 30, 2021, $21.7 million remained available under the Company’s share repurchase plan.

Conference Call

Greenlight Re will hold a live conference call to discuss its financial results on Thursday, November 4, 2021, at 9:00 a.m. Eastern time. The conference call title is Greenlight Capital Re, Ltd. Third Quarter 2021 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Third Quarter 2021 Earnings Call, please dial into the conference call at:

U.S. toll free             1-844-274-4096
International            1-412-317-5608

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a unique dial-in number and PIN.
Conference Call registration link: https://dpregister.com/sreg/10160881/ee36108523

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre211104.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on November 4, 2021, until 9:00 a.m. Eastern time on November 11, 2021. The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll-free) or 1-412-317-0088 (international), access code 10160881. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including adjusted combined ratio, and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Form 10-K filed with the Securities Exchange Commission on March 10, 2021. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multi-line property and casualty reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment, risk capacity, and access to a broad insurance network.

Contact:
Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

September 30, 2021 and December 31, 2020
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2021	December 31, 2020
Assets
Investments
Investment in related party investment fund	$180,239	$166,735
Other investments	42,480	29,418
Total investments	222,719	196,153
Cash and cash equivalents	37,380	8,935
Restricted cash and cash equivalents	692,542	745,371
Reinsurance balances receivable (net of allowance for expected credit losses)	380,417	330,232
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	13,082	16,851
Deferred acquisition costs	60,634	51,014
Unearned premiums ceded	26	—
Notes receivable	—	6,101
Other assets	6,737	2,993
Total assets	$1,413,537	$1,357,650
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$540,779	$494,179
Unearned premium reserves	237,926	201,089
Reinsurance balances payable	77,525	92,247
Funds withheld	5,087	4,475
Other liabilities	5,228	5,009
Convertible senior notes payable	96,478	95,794
Total liabilities	963,023	892,793
Shareholders' equity
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 27,589,731 (2020: 28,260,075): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2020: 6,254,715))	$3,384	$3,452
Additional paid-in capital	480,939	488,488
Retained earnings (deficit)	(33,809)	(27,083)
Total shareholders' equity	450,514	464,857
Total liabilities and equity	$1,413,537	$1,357,650

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(UNAUDITED)

(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
Underwriting revenue
Gross premiums written	$128,735	$135,596	$440,249	$362,072
Gross premiums ceded	(60)	(1,464)	(6)	(2,274)
Net premiums written	128,675	134,132	440,243	359,798
Change in net unearned premium reserves	6,849	(18,613)	(36,844)	(24,844)
Net premiums earned	$135,524	$115,519	$403,399	$334,954
Underwriting related expenses
Net loss and loss adjustment expenses incurred
Current year	$111,052	$88,334	$296,333	$247,559
Prior year	(652)	(281)	(1,255)	5,385
Net loss and loss adjustment expenses incurred	110,400	88,053	295,078	252,944
Acquisition costs	35,048	27,018	106,060	76,660
Underwriting expenses	2,616	2,180	9,310	8,384
Deposit accounting and other reinsurance expense (income)	38	(1,312)	2,957	(2,564)
Net underwriting income (loss)	$(12,578)	$(420)	$(10,006)	$(470)

Income (loss) from investment in related party investment fund	$(6,214)	$6,431	$(4,196)	$(34,086)
Net investment income (loss)	10,303	466	28,999	11,237
Total investment income (loss)	$4,089	$6,897	$24,803	$(22,849)
Net underwriting and investment income (loss)	$(8,489)	$6,477	$14,797	$(23,319)

Corporate expenses	$3,444	$2,972	$12,030	$9,711
Other (income) expense, net	342	(257)	1,076	(6)
Interest expense	1,578	1,579	4,684	4,702
Income tax expense (benefit)	—	—	3,733	424
Net income (loss)	$(13,853)	$2,183	$(6,726)	$(38,150)

Earnings (loss) per share
Basic	$(0.42)	$0.06	$(0.20)	$(1.07)
Diluted	$(0.42)	$0.06	$(0.20)	$(1.07)

Underwriting ratios
Loss ratio - current year	81.9%	76.5%	73.5%	73.9%
Loss ratio - prior year	(0.4)%	(0.3)%	(0.4)%	1.6%
Loss ratio	81.5%	76.2%	73.1%	75.5%
Acquisition cost ratio	25.9%	23.4%	26.3%	22.9%
Composite ratio	107.4%	99.6%	99.4%	98.4%
Underwriting expense ratio	1.9%	0.8%	3.0%	1.7%
Combined ratio	109.3%	100.4%	102.4%	100.1%

The following tables present the Company’s underwriting ratios by line of business:

	Three months ended September 30				Three months ended September 30
	2021				2020
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	101.9%	79.8%	76.8%	81.5%	92.9%	70.8%	83.3%	76.2%
Acquisition cost ratio	21.6%	26.1%	27.2%	25.9%	20.7%	26.3%	15.0%	23.4%
Composite ratio	123.5%	105.9%	104.0%	107.4%	113.6%	97.1%	98.3%	99.6%
Underwriting expense ratio				1.9%				0.8%
Combined ratio				109.3%				100.4%

	Nine months ended September 30				Nine months ended September 30
	2021				2020
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	77.1%	76.6%	62.4%	73.1%	76.9%	71.3%	86.3%	75.5%
Acquisition cost ratio	21.2	25.9	29.6	26.3	20.4	27.4	12.1	22.9
Composite ratio	98.3%	102.5%	92.0%	99.4%	97.3%	98.7%	98.4%	98.4%
Underwriting expense ratio				3.0				1.7
Combined ratio				102.4%				100.1%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Adjusted combined ratio

“Combined ratio” is a commonly used measure in the property and casualty insurance industry and is calculated using U.S. GAAP components. We use the combined ratio, as well as an adjusted combined ratio that excludes the impacts of certain items, to evaluate our underwriting performance. We believe this adjusted non-GAAP measure provides management and financial statement users with a better understanding of the factors influencing our underwriting results.
In calculating the adjusted combined ratio, we exclude underwriting income and losses attributable to (i) prior accident-year reserve development, (ii) catastrophe events, and (iii) other significant infrequent adjustments.
Prior accident-year reserve development, which can be favorable or unfavorable, represents changes in our estimates of losses and loss adjustment expenses associated with loss events that occurred in prior years. We believe a discussion of current accident-year performance, which excludes prior accident-year reserve development, is helpful since it provides more insight into current underwriting performance.
By their nature, catastrophe events and other significant infrequent adjustments are not representative of the type of loss activity that we would expect to occur in every period.
We believe an adjusted combined ratio that excludes the effects of these items aids in understanding the underlying trends and variability in our underwriting results that these items may obscure.
The following table reconciles the combined ratio to the adjusted combined ratio:

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
Combined ratio	109.3%	100.4%	102.4%	100.1%
Impact on combined ratio of selected items:
Prior-year development	(0.1)%	(0.2)%	0.8%	1.4%
Catastrophes (current year)	19.1%	7.0%	7.9%	2.4%
Other adjustments	—%	—%	0.7%	1.8%
Adjusted combined ratio	90.3%	93.6%	93.0%	94.5%
•For the three and nine months ended September 30, 2021, the caption “Prior-year development” includes development on losses relating to the COVID-19 pandemic.
•The caption “Catastrophes (current year)” includes events that occur during a given period, as well as current-period development on catastrophe events occurring earlier in the fiscal year.
•The caption “Other adjustments” represents, for the nine months ended September 30, 2021, interest income and expense on deposit-accounted contracts due to changes in the associated estimated ultimate cash flows and, for the nine months ended September 30, 2020, losses relating to the COVID-19 pandemic.

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned, plus other income (expense) relating to reinsurance and deposit-accounted contracts, less net loss and loss adjustment expenses, acquisition costs, and underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, and expected credit losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
	($ in thousands)
Income (loss) before income tax	(13,853)	2,183	(2,993)	(37,726)
Add (subtract):
Total investment (income) loss	(4,089)	(6,897)	(24,803)	22,849
Other non-underwriting (income) expense	342	(257)	1,076	(6)
Corporate expenses	3,444	2,972	12,030	9,711
Interest expense	1,578	1,579	4,684	4,702
Net underwriting income (loss)	(12,578)	(420)	(10,006)	(470)